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                                                                     Exhibit 4.2

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                          CASELLA WASTE SYSTEMS, INC.,
                                   as Issuer,

                          THE GUARANTORS PARTY HERETO,
                                 as Guarantors,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 2, 2004

                                       to

                                    INDENTURE

                          Dated as of January 24, 2003

                                   ----------


                    9.75% Senior Subordinated Notes due 2013

================================================================================

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          FIRST SUPPLEMENTAL INDENTURE, dated as of February 2, 2004 (the
"Supplemental Indenture"), between CASELLA WASTE SYSTEMS, INC., a Delaware corporation ("Casella"), each of the guarantors party hereto (the "Guarantors") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS, Casella, the Guarantors and the Trustee executed and delivered an Indenture, dated as of January 24, 2003, (the "Indenture"), providing for the issuance of an unlimited principal amount of 9.75% Senior Subordinated Notes due 2013 (the "Notes"); all capitalized terms used herein and not defined are used herein as defined in the Indenture;

          WHEREAS, Casella has acquired (7) new wholly-owned direct and indirect subsidiaries, HARDWICK LANDFILL, INC., a Massachusetts corporation, C.V. LANDFILL, INC., a Vermont Corporation, CWM ALL WASTE LLC, a New Hampshire limited liability company, GROUNDCO LLC, a New York limited liability company, NEWSME LANDFILL OPERATIONS LLC, a Maine limited liability company, TEMPLETON LANDFILL LLC, a Massachusetts limited liability company, and WOOD RECYCLING, INC., a Massachusetts corporation (collectively, the "New Subsidiaries");

          WHEREAS, Casella's wholly-owned subsidiary, ROCKINGHAM SAND & GRAVEL, LLC, a Vermont limited liability company (together with the New Subsidiaries, the "Additional Subsidiaries") has acquired assets in excess of $1,000;

          WHEREAS, in connection herewith, each of the Additional Subsidiaries have executed and delivered a notation of Subsidiary Guarantee pursuant to
Section 4.16 of the Indenture;

          WHEREAS, Section 9.01 of the Indenture contemplates the execution of supplemental indentures without the consent of the Holders of the Notes for the purposes stated herein;

          WHEREAS, Casella and the Guarantors desire and have requested the Trustee to join in the execution and delivery of this Supplemental Indenture as permitted by Section 9.01 of the Indenture to amend a definition;

          WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to, and amendment of, the Indenture have been done;

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          NOW THEREFORE, in consideration of the premises and mutual covenants herein, Casella, each Guarantor and the Trustee agree that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, as follows:

     Section 1.    AMENDMENT TO THE INDENTURE.

          Section 1.01 of the Indenture (Definitions) is hereby amended by replacing the definition of "Exchange and Registration Rights Agreement" with the following:

            "'EXCHANGE AND REGISTRATION RIGHTS AGREEMENT' means (i) the Exchange and Registration Rights Agreement dated as of January 21, 2003 among Casella, the Guarantors and the Initial Purchasers and (ii) any other exchange and registration rights agreement entered into in connection with an issuance of Notes in a private offering after the Issue Date."

     Section 2.    ADDITIONAL SUBSIDIARY GUARANTEES.

          Subject to the provisions of Article Eleven of the Indenture, which provisions are incorporated herein by reference, each of the Additional Subsidiaries hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or this First Supplemental Indenture, the Notes or the obligations of Casella or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of Casella and all other obligations of the other Guarantors (including under the Subsidiary Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due to the Trustee under Section 7.07 of the Indenture), all in accordance with the terms of Article Eleven of the Indenture.

     Section 3.    RATIFICATION.

          Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

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     Section 4.    GOVERNING LAW.

          This Supplemental Indenture and the Indenture as supplemented and amended hereby and the Notes and the Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

     Section 5.    DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     Section 6.    TRUSTEE.

          The Trustee shall not be responsible in any manner whatsoever or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Casella and the Guarantors.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed all as of the date first written above.

                               CASELLA WASTE SYSTEMS, INC.
                               as Issuer

                               By:        /s/ RICHARD A. NORRIS
                                   --------------------------------------
                                   Name:  Richard A. Norris
                                   Title: Senior Vice President,
                                          Chief Financial Officer and Treasurer

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                               U.S. BANK NATIONAL ASSOCIATION,
                               as Trustee

                               By:    /s/ ARTHUR L. BLAKESLEE
                                   ----------------------------------------
                                   Name:  Arthur L. Blakeslee
                                   Title: Assistant Vice President

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          Guarantors:

          ALL CYCLE WASTE, INC.
          ALTERNATE ENERGY, INC.
          ATLANTIC COAST FIBERS, INC.
          B. AND C. SANITATION CORPORATION
          BLASDELL DEVELOPMENT GROUP, INC.
          BRISTOL WASTE MANAGEMENT, INC.
          C.V. LANDFILL, INC.
          CASELLA TRANSPORTATION, INC.
          CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
          CASELLA WASTE MANAGEMENT OF N.Y., INC.
          CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
          CASELLA WASTE MANAGEMENT, INC.
          DATA DESTRUCTION SERVICES, INC.
          FAIRFIELD COUNTY RECYCLING, INC.
          FCR CAMDEN, INC.
          FCR FLORIDA, INC.
          FCR GREENSBORO, INC.
          FCR GREENVILLE, INC.
          FCR MORRIS, INC.
          FCR REDEMPTION, INC.
          FCR TENNESSEE, INC.
          FCR, INC.
          FOREST ACQUISITIONS, INC.
          GRASSLANDS INC.
          HAKES C & D DISPOSAL, INC.
          HARDWICK LANDFILL, INC.
          HIRAM HOLLOW REGENERATION CORP.
          K-C INTERNATIONAL, LTD.
          KTI BIO FUELS, INC.
          KTI ENVIRONMENTAL GROUP, INC.
          KTI NEW JERSEY FIBERS, INC.
          KTI OPERATIONS INC.
          KTI RECYCLING OF NEW ENGLAND, INC.
          KTI SPECIALTY WASTE SERVICES, INC.
          KTI, INC.


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Vice President and Treasurer


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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          MECKLENBURG COUNTY RECYCLING, INC.
          NATURAL ENVIRONMENTAL, INC.
          NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
          NEW ENGLAND WASTE SERVICES OF ME, INC.
          NEW ENGLAND WASTE SERVICES OF N.Y., INC.
          NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
          NEW ENGLAND WASTE SERVICES, INC.
          NEWBURY WASTE MANAGEMENT, INC.
          NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
          NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
          NORTHERN SANITATION, INC.
          PERC, INC.
          PINE TREE WASTE, INC.
          R.A. BRONSON INC.
          RESOURCE RECOVERY OF CAPE COD, INC.
          RESOURCE RECOVERY SYSTEMS OF SARASOTA, INC.
          RESOURCE RECOVERY SYSTEMS, INC.
          RESOURCE TRANSFER SERVICES, INC.
          RESOURCE WASTE SYSTEMS, INC.
          SCHULTZ LANDFILL, INC.
          SUNDERLAND WASTE MANAGEMENT, INC.
          U.S. FIBER, INC.
          WASTE-STREAM INC.
          WESTFIELD DISPOSAL SERVICE, INC.
          WINTERS BROTHERS, INC.
          WOOD RECYCLING, INC.


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Vice President and Treasurer


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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          CASELLA NH INVESTORS CO., LLC

          By: KTI, Inc., its sole member

          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Vice President and Treasurer


          CASELLA NH POWER CO., LLC

          By: KTI, Inc., its sole member

          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Vice President and Treasurer


          CASELLA RTG INVESTORS CO., LLC

          By: Casella Waste Systems, Inc., its sole member

          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Senior Vice President,
                  Chief Financial Officer and Treasurer


          CWM ALL WASTE LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


          GROUNDCO LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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          THE HYLAND FACILITY ASSOCIATES


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


          NEWSME LANDFILL OPERATIONS LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


          ROCKINGHAM SAND & GRAVEL, LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


          TEMPLETON LANDFILL LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
          Name:   Richard A. Norris
          Title:  Duly Authorized Agent


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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          MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP

          By: KTI Environmental Group, Inc., general partner

          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
              Name:  Richard A. Norris
              Title: Vice President and Treasurer


          PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP

          By: PERC, Inc., general partner

          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
              Name:  Richard A. Norris
              Title: Vice President and Treasurer


          ROCHESTER ENVIRONMENTAL PARK, LLC


          By:      /s/ RICHARD A. NORRIS
              --------------------------------------
              Name:  Richard A. Norris
              Title: Duly Authorized Agent